Exhibit 23.4

CONSENT OF WOOD GROUP USA, INC. (FORMERLY KNOWN AS AMEC FOSTER WHEELER E&C SERVICES, INC.)

We hereby consent to the incorporation by reference of any mineralized material estimated by us in our capacity as an independent consultant to Golden Minerals Company (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, in this Registration Statement on Form S-3.

Date: October 1, 2020

/s/ Michael Woloschuk
Name: Michael Woloschuk
Title: VP Global Business Development & Consulting
Mining and Minerals Consulting,
Wood Group USA, Inc.